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Exhibit 99.1

[TAPESTRY LETTERHEAD]

Contact:	Tapestry Pharmaceuticals, Inc. L. Robert Cohen Vice President, Investor Relations 212 218 8715 lrcohen@tapestrypharma.com	Investor:	Lilian Stern Stern Investor Relations, Inc. 212 362 1200
		Media:	Peter Steinerman 516 374 3031

For Immediate Release

TAPESTRY REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

        Boulder, CO., February 23, 2005—Tapestry Pharmaceuticals, Inc. (Nasdaq: TPPH) announced today financial results for the fourth quarter and year ending December 29, 2004.

        The operating loss for the fourth quarter of 2004 was $5.3 million compared to an operating loss of $4.8 million for the fourth quarter 2003. For the year ended December 29, 2004 Tapestry reported an operating loss of $21.3 million compared to an operating loss of $15.1 million for the same period in 2003.

        The net loss for the fourth quarter of 2004 was $8.0 million, or $0.24 basic and diluted loss per share. This compares to net income for the fourth quarter of 2003 of $49.1 million, or $1.59 basic and diluted income per share, which included a one-time gain from the sale of the generic injectable paclitaxel business of $54.6 million, before tax.

        The net loss for the year ended December 29, 2004 was $24.2 million, or $0.74 basic and diluted loss per share compared to net income of $38.1 million, or $1.24 basic and diluted income per share in the prior year. Tapestry recognized after tax income from its discontinued operations of $54.0 million in 2003, including the one-time gain of $54.6 million from the sale of its generic injectable paclitaxel business.

        As of December 29, 2004, Tapestry had $35.7 million in cash, cash equivalents, and investments.

        "In 2004 Tapestry transitioned from a paclitaxel manufacturing company to an oncology drug development company. During the year we strengthened our Board, added significantly to our internal oncology group and assembled a world-class group of advisors to assist us in moving our compounds from our research laboratories into the clinic," commented Leonard P. Shaykin, Chairman and CEO of Tapestry Pharmaceuticals.

        "In December we filed an IND with the FDA for our proprietary oncology compound, TPI 287. We look forward in the coming months and years ahead, not only to advancing TPI 287, but to moving additional oncology compounds into the clinic," Mr. Shaykin continued.

2004 Highlights

Focused Proprietary Programs

  •
  At the end of the year, Tapestry filed an Investigation New Drug (IND) application for TPI 287, a proprietary third generation taxane. TPI 287 is designed to overcome acquired resistance to taxane-based therapies. Preclinical data suggests that this compound may potentially be effective in a number of solid tumors, including breast, lung, colon and prostate.

Adequate Resources to Fund Near-Term Clinical Trial

  •
  Tapestry enters 2005 with $35.7 million in cash, cash equivalents and investments to fund its ongoing clinical and research operations and other requirements.

Strengthening Business Through Partnering and Leadership

  •
  Tapestry announced the formation of an Oncology Advisory Board in April. This board is chaired by Dr. Paul A. Bunn, currently Director of the University of Colorado Cancer Center and formerly president of the American Society of Clinical Oncology (ASCO) and past chairman of the Oncology Drugs Advisory Committee (ODAC) of the FDA. Serving with Dr. Bunn are Drs. S. Gail Eckhardt, Eric K. Rowinsky and Daniel D. Von Hoff.

  •
  Also in April Tapestry formed a Chemistry Advisory Board. Valentino J. Stella, Ph.D. is the Chairman. Dr. Stella is the Distinguished Professor of Pharmaceutical Chemistry at the University of Kansas. He is an expert in the area of chemical kinetics, and is the inventor or co-inventor of Viread®, Aquavan®, Fosphenytoin®, and Captisol®. Dr. Stella is assisted by Mitchell Avery, Ph.D., Leslie Gunatilaka, Ph.D., Gunda Goerg, Ph.D., and Mark Harmann, Ph.D.

  •
  The Company announced the addition to its Board of Directors of Stephen K. Carter, M.D. and Elliot M. Maza, J.D., C.P.A. Dr. Carter was formerly at Bristol-Myers Squibb where he served as Senior Vice President, Worldwide Clinical Research and Development. He was also Deputy Director, Division of Cancer Treatment at the National Cancer Institute. Mr. Maza is Chief Financial Officer of Emisphere Technologies, a drug delivery company. He was also with Ernst & Young, Goldman Sachs, J.P. Morgan Securities and Sullivan & Cromwell.

About Tapestry Pharmaceuticals, Inc.

        Tapestry Pharmaceuticals, Inc. is a company focused on the development of proprietary therapies for the treatment of cancer.

        For more information about Tapestry and its technologies, visit Tapestry's web site at www.tapestrypharma.com.

Forward Looking Statements

        The statements in this press release and on the Company's web site that are not historical facts are forward-looking statements that represent management's beliefs and assumptions as of the date of this release, based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "suggests," "anticipates," "expected" or comparable terminology or by discussions of strategy, and include statements about advancing TPI 287, moving additional compounds into the clinic and the possible effectiveness of TPI 287 in treating solid tumors. Such statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those suggested by such forward-looking statements. Such risks, uncertainties and other factors include risks that additional testing of TPI 287 may reveal deficiencies that would preclude or delay clinical trials of TPI 287; risks that we will be unable to manufacture TPI 287 according to GMP standards or in sufficient quantities to supply clinical trials; that clinical trials will show that TPI 287 is unsafe or ineffective in treating cancer in humans; that we have insufficient capital resources to fund clinical trials for TPI 287 and our other compounds in development; and that the results of our ongoing pre-clinical and other research programs for other compounds in development do not warrant commencement or completion of clinical trials for such compounds, as well as other factors identified under the captions "Risk Factors", "Special Note Regarding Forward-Looking Statements" or "Cautionary Note Regarding Forward-Looking Statements" in the Company's documents filed from time to time with the SEC, including the Current Report on Form 8-K/A dated February 11, 2004, and Annual Report on Form 10-K for the year ended December 29, 2004. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

        For further information, please contact L. Robert Cohen, Vice President, Investor Relations of Tapestry Pharmaceuticals, Inc. at 212 218 8715.

Tapestry Pharmaceuticals, Inc.
Balance Sheets
(In thousands)

	December 29, 2004	December 31, 2003
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,713	$2,281
Short-term investments	29,378	48,501
Accounts receivable	—	1,495
Prepaid expense and other current assets	538	596
Assets held for sale	112	205

Total current assets	31,741	53,078
Property, plant and equipment, net	676	1,156
Long-term investments	4,631	—
Other assets	2,245	3,532

Total assets	$39,293	$57,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$8,268	$6,025
Notes payable—long term	3,245	41
Convertible debentures	—	5,702
Total stockholders' equity	27,780	45,998

Total liabilities and stockholders' equity	$39,293	$57,766

Tapestry Pharmaceuticals, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 29, 2004	December 31, 2003	December 29, 2004	December 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Research and development	$3,677	$2,262	$13,504	$6,485
General and administrative	1,609	2,496	7,794	8,616

Operating loss	5,286	4,758	21,298	15,101

Other income (expense):
Interest income	193	46	694	110
Interest expense	(245)	(210)	(951)	(865)

Net loss from continuing operations	(5,338)	(4,922)	(21,555)	(15,856)
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(2,696)	53,993	(2,619)	53,984

Net income (loss)	$(8,034)	$49,071	$(24,174)	$38,128

Basic and diluted loss per share from continuing operations	$(0.16)	$(0.16)	$(0.66)	$(0.51)

Basic and diluted income (loss) per share from discontinued operations	$(0.08)	$1.75	$(0.08)	$1.75

Basic and diluted income (loss) per share	$(0.24)	$1.59	$(0.74)	$1.24

Basic and diluted weighted average shares outstanding	33,376	30,842	32,747	30,801

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TAPESTRY REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS